GCP Applied Technologies Reports Preliminary First Quarter 2021 Results
•1Q21 Net sales $222.8 million increased 2.8%
•Gross Margin 38.8%, an increase of 60 basis points
•Selling, general and administrative expenses $66.6 million, decreased 2.2%
•1Q21 income from continuing operations attributable to GCP shareholders of $1.5 million; Adjusted EBIT* of $16.9 million, an increase of 9.7%

Cambridge, MA - May 4, 2021 - GCP Applied Technologies Inc. (NYSE: GCP), a leading global provider of construction products technologies, today announced preliminary results for the first quarter of 2021.

For the three months ended March 31, 2021, GCP reports net sales of $222.8 million compared to $216.7 million in the prior year quarter. Net Sales Constant Currency* are $219.6 million versus $216.7 million in the prior year quarter. Income from continuing operations attributable to GCP shareholders is $1.5 million compared to $2.0 million in the first quarter of 2020, while Adjusted EBITDA* totaled $28.2 million, an increase of 6.8% over the prior year quarter. Adjusted EBIT* is $16.9 million, an increase of 9.7% versus prior year quarter. Diluted earnings per share from continuing operations attributable to GCP shareholders is $0.02 compared to $0.03 in the first quarter of 2020, while Adjusted EPS* is $0.12 compared to $0.10 in the prior year quarter.

Simon Bates, GCP’s President and Chief Executive Officer, said, "We are pleased with the first quarter results and we remain focused on improving our performance. Our restructuring plan is progressing well and we have already hired key talent for our new metro Atlanta headquarters. Our global research and development center will remain in the greater Boston area for continuity and to retain key employees. In the near term our focus has switched to the significant cost inflation in raw materials and transportation. We have plans to offset most of the inflation and continue to respond to a dynamic environment.”

Total GCP Applied Technologies
($ Millions)
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

	1Q 2021	1Q 2020	% Change
Net sales	$222.8	$216.7	2.8%
Net Sales Constant Currency*	$219.6	$216.7	1.3%
Gross margin	38.8%	38.2%	60 bps
Income from continuing operations attributable to GCP shareholders	$1.5	$2.0	(25.0)%
Income from continuing operations attributable to GCP shareholders as a percentage of net sales	0.7%	0.9%	(20) bps
Diluted EPS from continuing operations attributable to GCP shareholders	$0.02	$0.03	(33.3)%
Adjusted EPS*	$0.12	$0.10	20.0%
Adjusted EBIT*	$16.9	$15.4	9.7%
Adjusted EBIT Margin*	7.6%	7.1%	50 bps
Adjusted EBITDA*	$28.2	$26.4	6.8%
Adjusted EBITDA Margin*	12.7%	12.2%	50 bps

First Quarter 2021:

~~•~~Net sales increased 2.8% primarily attributable to higher sales volumes and favorable impact of foreign currency translation.
•Gross margin increased 60 basis points to 38.8% primarily due to improved operational productivity, partially offset by product and geographic mix.
•Selling, general and administrative costs of $66.6 million decreased 2.2% during the first quarter primarily due to shareholder activism and other related costs incurred during the prior-year quarter and lower employee-related costs resulting from restructuring programs.
•Income from continuing operations attributable to GCP shareholders is $1.5 million compared to $2.0 million for the prior year quarter. The decrease was primarily attributable to higher restructuring costs and income tax expense, partially offset by higher gross profit and lower general and administrative expenses.
•Adjusted EBIT* of $16.9 million increased 9.7% compared to the prior year quarter primarily due to higher SBM operating income, partially offset by lower SCC operating income and higher corporate costs.
•Adjusted EBITDA* increased 6.8% to $28.2 million with a corresponding Adjusted EBITDA Margin* of 12.7%. The increase was due to higher Adjusted EBIT.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

First Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	1Q 2021	1Q 2020	% Change
Net sales	$123.9	$125.4	(1.2)%
Net Sales Constant Currency*	$122.8	$125.4	(2.1)%
Gross margin	36.6%	38.0%	(140) bps
Segment operating income	$6.1	$8.5	(28.2)%
Segment operating margin	4.9%	6.8%	(190) bps

•Net sales decreased 1.2% compared with the prior-year quarter due to lower sales volumes in North America and Europe, partially offset by higher sales volumes in Latin America and Asia Pacific and the favorable impact of foreign currency translation.
•Gross margin decreased 140 basis points to 36.6% primarily due to unfavorable product mix, partially offset by improvements in operational productivity.
•Segment operating margin decreased 190 basis points primarily due to lower gross margin.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	1Q 2021	1Q 2020	% Change
Net sales	$98.9	$91.3	8.3%
Net Sales Constant Currency*	$96.8	$91.3	6.0%
Gross margin	41.9%	39.0%	290 bps
Segment operating income	$19.4	$14.1	37.6%
Segment operating margin	19.6%	15.4%	420 bps

~~•~~Net sales increased 8.3% due to higher residential sales volumes and timing of promotions, partially offset by lower commercial construction demand. Foreign currency translation impact was favorable and pricing was essentially flat compared to prior year quarter.
•Gross margin of 41.9% increased 290 basis points primarily due to improved productivity related to raw material utilization and higher sales volumes that favorably impacted operating leverage.
•Segment operating margin of 19.6% increased 420 basis points primarily due to higher gross margin.
*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Capital Allocation and Liquidity
GCP remains committed to maintaining a disciplined approach to capital allocation and preserving the Company's strong balance sheet. GCP's cash balance at the end of the first quarter of 2021 was $472.9 million. GCP has access to additional liquidity in the form of a $350 million revolving credit facility maturing in 2023, which brings total liquidity sources to approximately $862 million as of March 31, 2021, to enable GCP to weather any effects from the COVID-19 pandemic and invest in the business.

Restructuring and Repositioning Plans
On March 30, 2021, our Board of Directors approved a business restructuring and repositioning plan related to the relocation of our corporate headquarters to the Atlanta, Georgia area, the closure of the Cambridge, Massachusetts campus, the build-out of a new global research and development center near the Boston /Cambridge area, as well as the consolidation of other regional facilities and offices, including an organizational redesign, which is expected to lower costs.

We expect to realize total pre-tax cost structure savings associated with the 2021 Plan of approximately $13 million to $15 million mostly in general, administrative and overhead costs, with most of the savings occurring in 2022. Substantially all of the restructuring actions under the 2021 Plan are expected to be completed by June 30, 2022, and with the exception of asset write offs, substantially all of the restructuring and repositioning activities are expected to be settled in cash. We will continue to evaluate opportunities to improve our operations and cost structure beyond our currently active initiatives.

Revisions of Previously Issued Consolidated Financial Statements
In connection with the preparation of the consolidated financial statements for the year ended December 31, 2020, the Company identified expense accrual and other adjustments in its previously filed unaudited quarterly consolidated financial statements for the first three quarterly periods of 2020. Please refer to the Form 10Q for the three months ended March 31, 2021 to be filed with the SEC for more information.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its first quarter 2021 results. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing +1 (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available until May 11, 2021. To listen to the playback, please dial +1 (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10153940. An audio webcast replay will also be available in the “Events and Presentations” section of the Company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including: Net Sales Constant Currency, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, and Adjusted EPS. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("U.S. GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These measures are provided to investors and others to improve the period-to-period and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable U.S. GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Investor Relations Betsy Cowell T +1 617.498.4568 investors@gcpat.com

***********************************************************************************************************************
About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; strategic alternatives; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus ("COVID-19") pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters. These and other factors are identified and described in more detail in GCP's on Form 10-Q, which will be filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov, and subsequent quarterly reports. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. GCP undertakes no obligation to publicly release any revision to its projections and other forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2021	2020
Net sales	$222.8	$216.7
Cost of goods sold	136.3	133.9
Gross profit	86.5	82.8
Selling, general and administrative expenses	66.6	68.1
Research and development expenses	4.5	4.9
Interest expense and related financing costs	5.6	5.7
Repositioning expenses	1.3	2.7
Restructuring expenses and asset write offs	7.6	3.1
Other income, net	(1.7)	(2.2)
Total costs and expenses	83.9	82.3
Income from continuing operations before income taxes	2.6	0.5
(Provision for) benefit from income taxes	(1.0)	1.6
Income from continuing operations	1.6	2.1
Loss from discontinued operations, net of income taxes	—	(0.3)
Net income	1.6	1.8
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)
Net income attributable to GCP shareholders	$1.5	$1.7
Amounts Attributable to GCP Shareholders:
Income from continuing operations attributable to GCP shareholders	1.5	2.0
Loss from discontinued operations, net of income taxes	—	(0.3)
Net income attributable to GCP shareholders	$1.5	$1.7
Earnings (Loss) Per Share Attributable to GCP Shareholders
Basic earnings (loss) per share:(2)
Income from continuing operations attributable to GCP shareholders	$0.02	$0.03
Loss from discontinued operations, net of income taxes	$—	$—
Net income attributable to GCP shareholders(1)	$0.02	$0.02
Weighted average number of basic shares	73.2	72.9
Diluted earnings (loss) per share:(2)
Income from continuing operations attributable to GCP shareholders	$0.02	$0.03
Loss from discontinued operations, net of income taxes	$—	$—
Net income attributable to GCP shareholders(1)	$0.02	$0.02
Weighted average number of diluted shares	73.4	73.0
______________________________
(1)Amounts may not sum due to rounding.
(2)Dilutive effect only applicable to the periods during which GCP generated net income from continuing operations.

GCP Applied Technologies Inc.
Consolidated Balance Sheets (unaudited)

(In millions, except par value and shares)	March 31, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$472.9	$482.7
Trade accounts receivable, net of allowance for credit losses of $6.7 million and $7.0 million, respectively	161.9	169.4
Inventories, net	117.1	98.4
Other current assets	43.9	41.2
Total Current Assets	795.8	791.7
Properties and equipment, net	216.6	225.6
Operating lease right-of-use assets	37.7	40.0
Goodwill	212.8	215.0
Technology and other intangible assets, net	68.1	70.9
Deferred income taxes	9.6	9.6
Overfunded defined benefit pension plans	30.0	29.7
Other assets	35.2	35.1
Total Assets	$1,405.8	$1,417.6
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Debt payable within one year	$2.4	$2.8
Operating lease obligations payable within one year	7.6	8.0
Accounts payable	94.0	87.8
Other current liabilities	113.4	125.8
Total Current Liabilities	217.4	224.4
Debt payable after one year	349.0	348.9
Income taxes payable	28.4	28.4
Deferred income taxes	14.8	14.9
Operating lease obligations	25.4	26.2
Unrecognized tax benefits	41.2	41.0
Underfunded and unfunded defined benefit pension plans	63.0	62.9
Other liabilities	16.0	16.8
Total Liabilities	755.2	763.5
Commitments and Contingencies
Stockholders' Equity
Preferred stock, par value $0.01; 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 73,251,641 and 73,082,066, respectively	0.7	0.7
Paid-in capital	65.5	61.9
Accumulated earnings	711.8	710.3
Accumulated other comprehensive loss	(118.5)	(110.5)
Treasury stock	(11.4)	(10.7)
Total GCP's Shareholders' Equity	648.1	651.7
Noncontrolling interests	2.5	2.4
Total Stockholders' Equity	650.6	654.1
Total Liabilities and Stockholders' Equity	$1,405.8	$1,417.6

GCP Applied Technologies Inc.
Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended March 31,
(In millions)	2021	2020
OPERATING ACTIVITIES
Net income	$1.6	$1.8
Less: Loss from discontinued operations	—	(0.3)
Income from continuing operations	1.6	2.1
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	11.3	11.0
Amortization of debt discount and financing costs	0.4	0.4
Stock-based compensation expense	1.0	0.8
Unrealized (gain) loss on foreign currency	(2.3)	0.5
Deferred income taxes	(0.2)	(4.9)
Loss (gain) on disposal of property and equipment	1.1	(0.1)
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	5.0	17.4
Inventories	(19.9)	(11.4)
Accounts payable	9.9	6.6
Pension assets and liabilities, net	1.1	1.0
Other assets and liabilities, net	(8.3)	(9.1)
Net cash provided by operating activities from continuing operations	0.7	14.3
Net cash used in operating activities from discontinued operations	—	(0.9)
Net cash provided by operating activities	0.7	13.4
INVESTING ACTIVITIES
Capital expenditures	(8.1)	(9.2)
Other investing activities	—	0.4
Net cash used in investing activities from continuing operations	(8.1)	(8.8)
FINANCING ACTIVITIES
Repayments under credit arrangements	(0.3)	—
Payments on finance lease obligations	(0.2)	(0.2)
Payments of tax withholding obligations related to employee equity awards	(0.7)	(0.3)
Proceeds from exercise of stock options	1.8	0.4
Net cash provided by (used in) financing activities from continuing operations	0.6	(0.1)
Effect of currency exchange rate changes on cash and cash equivalents	(3.0)	(9.3)
Decrease in cash and cash equivalents	(9.8)	(4.8)
Cash and cash equivalents, beginning of period	482.7	325.0
Cash and cash equivalents, end of period	$472.9	$320.2
Supplemental disclosure of non-cash investing activities:
Property and equipment purchases unpaid and included in accounts payable	$3.0	$5.5

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months ended March 31, 2021 and 2020.
Segment operating margin is defined as segment operating income divided by segment net sales. It represents an operating performance measure related to ongoing earnings and trends in GCP operating segments that are engaged in revenue generation and other core business activities. The Company uses this metric to allocate resources between the segments and assess its strategic and operating decisions related to core operations of its business.
In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses GAAP and non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes since non-GAAP measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
The following are the non-GAAP financial measures presented in the table:
•Net Sales Constant Currency (a non-GAAP financial measure)- is defined as current period revenue in local currency translated using prior period exchange rates. GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
•Adjusted EBIT (a non-GAAP financial measure)- is defined as net income (loss) from continuing operations attributable to GCP shareholders adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses, and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) interest income, interest expense and related financing costs; (xi) income taxes; (xii) shareholder activism and other related costs; (xiii) gain on sale of corporate headquarters, net of related costs; and (xiv) certain other items that are not representative of underlying trends. Adjusted EBIT Margin is defined as Adjusted EBIT divided by net sales. GCP uses Adjusted EBIT to assess and measure its operating performance and determine performance-based employee compensation. The Company uses Adjusted EBIT as a performance measure because it provides improved quarter-to-quarter and year-over-year comparability for decision-making and compensation purposes and allows management to measure the ongoing earnings results of its strategic and operating decisions.
•Adjusted EBITDA (a non-GAAP financial measure)- is defined as Adjusted EBIT adjusted for depreciation and amortization. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.

•Adjusted Earnings Per Share (a non-GAAP financial measure)- is defined as earnings per share ("EPS") from continuing operations on a diluted basis adjusted for: (i) gains and losses on sales of businesses, product lines and certain other investments; (ii) currency and other financial losses in Venezuela; (iii) costs related to legacy product, environmental and other claims; (iv) restructuring and repositioning expenses and asset write offs; (v) defined benefit plan costs other than service and interest costs, expected returns on plan assets and amortization of prior service costs/credits; (vi) third-party and other acquisition-related costs; (vii) other financing costs associated with the modification or extinguishment of debt; (viii) amortization of acquired inventory fair value adjustments; (ix) tax indemnification adjustments; (x) shareholder activism and other related costs; (xi) certain discrete tax items; (xii) gain on sale of corporate headquarters, net of related costs; and (xiii) certain other items that are not representative of underlying trends. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis and in determining certain performance-based employee compensation.
•Adjusted Gross Profit (a non-GAAP financial measure)- is defined as gross profit adjusted for: (i) corporate and pension-related costs included in cost of goods sold; (ii) loss in Venezuela included in cost of goods sold; (iii) amortization of acquired inventory fair value adjustment; and (iv) certain other items that are not representative of underlying trends. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. GCP uses this performance measure to understand trends and changes and to make business decisions regarding core operations.
•Adjusted Free Cash Flow (a non-GAAP financial measure)- is defined as net cash provided by or used in operating activities minus capital expenditures plus: (i) cash paid for restructuring and repositioning, third party and other acquisition-related costs, costs related to legacy product, environmental and other claims, as well as certain other items that are not representative of underlying trends, net of related cash taxes; (ii) capital expenditures related to repositioning; and (iii) accelerated payments under defined benefit pension arrangements. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Gross Profit and Adjusted Gross Margin do not purport to represent income measures as defined in accordance with U.S. GAAP. These measures are provided to investors and others to improve the quarter-to-quarter, year-to-year, and peer-to-peer comparability of the Company's financial results and to ensure that investors understand the information it uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities which historically have been a material component of the Company's net income (loss) from continuing operations attributable to GCP shareholders. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. The Company's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of the Company costs. GCP compensates for the limitations of these measurements by using these indicators together with net income (loss) measured in accordance with U.S. GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income (loss) from continuing operations attributable to GCP shareholders measured in accordance with U.S. GAAP for a complete understanding of its results of operations.
The Company does not provide U.S. GAAP financial information on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited)

Analysis of Operations (In millions, except per share amounts)	Three Months Ended March 31,
	2021	2020	% Change
Net sales:
Specialty Construction Chemicals	$123.9	$125.4	(1.2)%
Specialty Building Materials	98.9	91.3	8.3%
Total GCP net sales	$222.8	$216.7	2.8%
Net sales by region:
North America	$118.1	$119.2	(0.9)%
Europe Middle East Africa (EMEA)	44.6	44.3	0.7%
Asia Pacific	46.7	40.3	15.9%
Latin America	13.4	12.9	3.9%
Total net sales by region	$222.8	$216.7	2.8%
Net Sales Constant Currency:
Specialty Construction Chemicals	$122.8	$125.4	(2.1)%
Specialty Building Materials	96.8	91.3	6.0%
Total GCP Net Sales Constant Currency (non-GAAP)	$219.6	$216.7	1.3%
Adjusted EBIT (A):
Specialty Construction Chemicals segment operating income	$6.1	$8.5	(28.2)%
Specialty Building Materials segment operating income	19.4	14.1	37.6%
Corporate costs (B)	(7.2)	(5.9)	22.0%
Certain pension costs (C)	(1.4)	(1.3)	7.7%
Adjusted EBIT (non-GAAP)	$16.9	$15.4	9.7%
Repositioning expenses	(1.3)	(2.7)	(51.9)%
Restructuring expenses and asset write offs	(7.6)	(3.1)	NM
Shareholder activism and other related costs (D)	—	(3.6)	100.0%
Third-party and other acquisition-related costs	(0.1)	(0.5)	(80.0)%
Interest expense, net	(5.4)	(5.1)	5.9%
Income tax (provision) benefit	(1.0)	1.6	NM
Income from continuing operations attributable to GCP shareholders	$1.5	$2.0	(25.0)%
Income from continuing operations attributable to GCP shareholders as a percentage of net sales	0.7%	0.9%	(0.2) pts
Diluted EPS from continuing operations (U.S. GAAP)	$0.02	$0.03	(33.3)%
Adjusted EPS (non-GAAP)	$0.12	$0.10	20.0%

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

Analysis of Operations (In millions)	Three Months Ended March 31,
	2021	2020	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$45.4	$47.6	(4.6)%
Specialty Building Materials	41.4	35.6	16.3%
Adjusted Gross Profit (non-GAAP)	$86.8	$83.2	4.3%
Corporate costs and pension costs in cost of goods sold (C)	(0.3)	(0.4)	(25.0)%
Total GCP Gross Profit (U.S. GAAP)	$86.5	$82.8	4.5%
Gross Margin:
Specialty Construction Chemicals	36.6%	38.0%	(1.4) pts
Specialty Building Materials	41.9%	39.0%	2.9 pts
Adjusted Gross Margin (non-GAAP)	39.0%	38.4%	0.6 pts
Corporate costs and pension costs in cost of goods sold	(0.1)%	(0.2)%	0.1 pts
Total GCP Gross Margin (U.S. GAAP)	38.8%	38.2%	0.6 pts
Adjusted EBIT (A)(B)(C):
Specialty Construction Chemicals segment operating income	$6.1	$8.5	(28.2)%
Specialty Building Materials segment operating income	19.4	14.1	37.6%
Corporate and certain pension costs	(8.6)	(7.2)	19.4%
Total GCP Adjusted EBIT (non-GAAP)	$16.9	$15.4	9.7%
Depreciation and amortization:
Specialty Construction Chemicals	$6.9	$6.4	7.8%
Specialty Building Materials	3.8	3.6	5.6%
Corporate	0.6	1.0	(40.0)%
Total GCP depreciation and amortization	$11.3	$11.0	2.7%
Adjusted EBITDA:
Specialty Construction Chemicals	$13.0	$14.9	(12.8)%
Specialty Building Materials	23.2	17.7	31.1%
Corporate and certain pension costs	(8.0)	(6.2)	29.0%
Total GCP Adjusted EBITDA (non-GAAP)	$28.2	$26.4	6.8%
Adjusted EBIT Margin:
Specialty Construction Chemicals	4.9%	6.8%	(1.9) pts
Specialty Building Materials	19.6%	15.4%	4.2 pts
Total GCP Adjusted EBIT Margin (non-GAAP)	7.6%	7.1%	0.5 pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	10.5%	11.9%	(1.4) pts
Specialty Building Materials	23.5%	19.4%	4.1 pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	12.7%	12.2%	0.5 pts

(A)GCP segment operating income includes only its share of income of consolidated joint ventures.
(B)Management allocates certain corporate costs to each operating segment to the extent such costs are directly attributable to the segments.
(C)Certain pension costs include only ongoing costs, recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. “Corporate costs and pension costs in cost of goods sold" represent service costs related to GCP manufacturing employees. Corporate costs do not include any amounts for pension expense. Other pension-related costs, including annual mark-to-market adjustments, gains or losses from curtailments and terminations, as well as other related costs, are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of GCP businesses and significantly affect the peer-to-peer and period-to-period comparability of its financial results. Mark-to-market adjustments and other related costs are primarily attributable to changes in financial market values and actuarial assumptions and are not directly related to the operation of GCP businesses.
(D)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of our Board of Directors and nomination of candidates to stand for election at the 2020 Annual Shareholders' Meeting, as well as other related matters.
NM•Not meaningful.

GCP Applied Technologies Inc.
Analysis of Operations (unaudited) (continued)

(In millions)	Three Months Ended March 31,
	2021	2020
Cash flow measure:
Net cash provided by operating activities from continuing operations	$0.7	$14.3
Capital expenditures	(8.1)	(9.2)
Cash paid for repositioning	1.4	5.2
Cash paid for restructuring	5.9	1.3
Cash paid for third-party and other acquisition-related costs	0.1	—
Capital expenditures related to repositioning	0.1	1.0
Cash paid for shareholder activism and other related costs (1)	—	1.8
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs, shareholder activism and other related costs	(0.5)	(2.1)
Adjusted Free Cash Flow (non-GAAP)	$(0.4)	$12.3
___________________________________________________________________________________________________________________
(1)Shareholder activism and other related costs consist primarily of professional fees incurred in connection with the actions by certain of GCP shareholders seeking changes in the composition of its Board of Directors and nomination of candidates to stand for election at the 2020 Annual Shareholders' Meeting, as well as other related matters.

GCP Applied Technologies Inc.
Adjusted Earnings Per Share (unaudited)

	Three Months Ended March 31,
	2021				2020
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted EPS from continuing operations (U.S. GAAP)				$0.02				$0.03
Repositioning expenses	$1.3	$0.3	$1.0	0.01	$2.7	$0.7	$2.0	0.03
Restructuring expenses and asset write offs	7.6	1.9	5.7	0.08	3.1	0.8	2.3	0.03
Shareholder activism and other related costs	—	—	—	—	3.6	0.9	2.7	0.04
Third-party and other acquisition-related costs	0.1	—	0.1	—	0.5	0.1	0.4	0.01
Discrete tax and other items, including adjustments to uncertain tax positions	—	(0.4)	0.4	0.01		2.6	(2.6)	(0.04)
Adjusted EPS (non-GAAP)				$0.12				$0.10